Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” and
“Financial Statements” in the Proxy Statement/Prospectus and “Information Incorporated
by Reference” in the Statement of Additional Information and to the incorporation by reference in the Statement of Additional Information of our report dated December 23,
2008, with respect to the financial statements and financial highlights of the LargeCap
Blend Fund I, LargeCap Growth Fund I, Disciplined LargeCap Blend Fund, and
LargeCap Growth Fund of the Principal Funds, Inc. in this Registration Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange
Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
July 29, 2009